As filed with the Securities and Exchange Commission on February 12, 1999
                                                  Registration No. 333- ________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                           KNIGHT TRANSPORTATION, INC.
             (Exact name of Registrant as specified in its charter)

               Arizona                                    86-0649974
               (State)                      (I.R.S. Employer Identification No.)

        5601 West Buckeye Road                               85043
           Phoenix, Arizona                               (Zip Code)
(Address of Principal Executive Offices)

                AMENDED AND RESTATED KNIGHT TRANSPORTATION, INC.
                                STOCK OPTION PLAN
                            (Full title of the plan)

                          ----------------------------
                                  With copy to:
     Kevin P. Knight                              James E. Brophy, III, Esq.
     Chief Executive Officer                      Ryley, Carlock & Applewhite
     Knight Transportation, Inc.                  Suite 2700
     5601 West Buckeye Road                       101 North First Avenue
     Phoenix, Arizona 85043                       Phoenix, Arizona  85003-1973
     (602) 269-2000                               (602) 258-7701
            (Name, address and telephone number of agent for service)

                          ----------------------------

           A COMBINED PROSPECTUS IS BEING USED FOR AN EARLIER FORM S-8
                      REGISTRATION STATEMENT FILE NO. 33566

                         CALCULATION OF REGISTRATION FEE
================================================================================
 Title of                           Proposed          Proposed
securities                           maximum          maximum         Amount of
  to be             Amount to be  offering price     aggregate      registration
registered          registered(1)  per share(2)   offering price(2)     fee(3)
--------------------------------------------------------------------------------
Common Stock, par   1,500,000.00     $20.81          $31,215,000      $3,301.00
value $.01 per share
================================================================================
(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Of the 1,500,000 shares being registered on this Form S-8, 975,000 shares are being carried forward from Form S-8 Registration No. 33566.
(2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices of the Company's Common
    Stock on the National Association of Securities Dealers Automated System (National Market) on February 8, 1999 as reported in the WALL STREET JOURNAL.
(3) The registration fee was calculated as the difference between the total computed fee of $6,243.00 less the sum of $2,942.00 that was previously paid in connection with Form S-8 Registration Statement File No. 33566.
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
                                    STATEMENT

         This is a registration of additional securities of the same class for which a Form S-8 Registration Statement has already been filed. The contents of the earlier Form S-8 Registration Statement, File No. 33566, are hereby incorporated by reference.

         The information contained herein is information that is not contained in the earlier Form S-8 Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each employee who is eligible to participate in the Knight Transportation, Inc. Amended and Restated Stock Option Plan (the "Plan"), in accordance with Form S-8 and Securities Act Rule 428(b)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3: INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents previously filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this Registration Statement:

        a. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

        b.  All other  reports  filed by the  Company  and the Plan  pursuant to
            Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1997.

        c. Description of Common Stock set forth in the Company's Prospectus dated July 19, 1996, filed as part of the Company's Registration Statement on Form S-1 with File Number 3383534.

        All documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities of the Company offered through the Plan and all interests in the Plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4: DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5: INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6: INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The contents of the earlier Form S-8 Registration Statement, File No. 33566, pertaining to this Item are hereby incorporated by reference.


ITEM 7: EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8: EXHIBITS.

        The exhibits to the Registration Statement are listed in the Exhibit Index included elsewhere herein.

ITEM 9: UNDERTAKINGS.

    A.  The undersigned Registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

            b. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered does not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "calculation of Registration Fee" table in the effective Registration Statement;

            c. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 12th day of February, 1999.

                                       KNIGHT TRANSPORTATION, INC.,
                                       an Arizona corporation

                                       By /s/ L. Randy Knight
                                          --------------------------------------
                                          L. Randy Knight, Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ L. Randy Knight          Chairman of the Board and         February 12, 1999
------------------------     Director
L. Randy Knight


/s/ Kevin P. Knight          Chief Executive Officer and       February 12, 1999
------------------------     Director (Principal Executive
Kevin P. Knight              Officer)


/s/ Gary J. Knight           President and Director            February 12, 1999
------------------------
Gary J. Knight


/s/ Keith T. Knight          Executive Vice President and      February 12, 1999
------------------------     Director
Keith T. Knight


/s/ Clark A. Jenkins         Chief Financial Officer,          February 12, 1999
------------------------     Secretary and Director (Principal
Clark A. Jenkins             Financial Officer)


/s/  Keith L. Turley         Director                          February 12, 1999
------------------------
Keith L. Turley


/s/ Donald A. Bliss          Director                          February 12, 1999
------------------------
Donald A. Bliss


         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees of the Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 12th day of February, 1999.

                                KNIGHT TRANSPORTATION, INC. 1998 AMENDED
                                AND RESTATED STOCK OPTION PLAN


                                By /s/ Donald A. Bliss
                                   ---------------------------------------------
                                   Donald A. Bliss, Chairman of the
                                   Compensation Committee (Plan Administrator),
                                   on behalf of the Plan

                                By /s/ L. Randy Knight
                                   ---------------------------------------------
                                   L. Randy Knight, Chairman of the Board of
                                   Directors (Administrator of Independent
                                   Directors Division of the Plan), on behalf
                                   of the Independent Directors Division of
                                   the Plan

                                  EXHIBIT INDEX
                                                                 Sequentially
Exhibit No.                         Description                 Numbered Page(1)
-----------                         -----------                 ----------------

Exhibit 4 Instruments defining the rights of security holders, including indentures:

            1. Articles 4, 10 and 11 of the Restated Articles of Incorporation of the Company. (Incorporated by reference to Exhibit 4.1 to the Company's Report on Form 10-K for the fiscal year ended December 31, 1994.)

            2. Sections 2 and 5 of the Amended and Restated Bylaws of the Company. (Incorporated by reference to Exhibit 4.2 to the Company's Report on Form 10- K for the fiscal year ended December 31, 1996.)

            3. Restated Knight Transportation, Inc. 1994 Stock Option Plan. (Incorporated by reference from Exhibit 1 to the Company's Information Statement filed April 1, 1998 on
                Schedule 14C.)

Exhibit 5   Opinion regarding legality:

                Opinion of Ryley,  Carlock &  Applewhite,  a
                professional association                                  9

Exhibit 23  Consents:

            1.  Ryley, Carlock & Applewhite, a                          See
                professional association                              Exhibit 5

            2.  Arthur Andersen LLP, independent public                  11
                accountants

(1) The page numbers where exhibits (other than those incorporated by reference) may be found are indicated only on the manually signed Registration Statement.